Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-214320) on Form S-8 of our report dated July 6, 2018 appearing in the annual report on Form 11-K of Adient US LLC Savings and Investment (401k) Plan for the year ended December 31, 2017.
/s/ Plante & Moran, PLLC
Flint, Michigan
July 6, 2018